Exhibit 99.1

BioPharmX Corporation Reports Second Quarter Financial Results

MENLO PARK, Calif., Sept. 12, 2016 /PRNewswire/ -- BioPharmX Corporation (NYSE MKT: BPMX), a specialty pharmaceutical company focusing on dermatology and women's health, today announced its financial results for the second quarter ended July 31, 2016.

Recent Highlights:

  Completed a Phase 2a study of BPX-01 topical minocycline for acne which reduced P. acnes by more than 90%, based on analysis in the per protocol population, with no adverse cutaneous side-effects and no detectable levels of minocycline in the plasma.
  Enrolled its first patient in its Phase 2b study of BPX-01 topical minocycline for acne, which will assess the efficacy of BPX-01 on reducing lesions caused by P. acnes.
  Completed two comparative pharmacokinetics (PK) studies of oral minocycline to topical BPX-01:
    28-day clinical PK study found no detectable minocycline in skin after two weeks of daily oral treatment with a 1-2 mg/kg dose, but did show minocycline concentrations in plasma;
    Oral gavage versus BPX-01 minipig study found minocycline in the plasma for minipigs in the oral group, but no minocycline in the plasma for the topical group. At the same time, the minipig study detected minocycline in the skin of the topical group, but found no minocycline in the skin of the oral group.

"Our Phase 2a clinical trial exceeded expectations by not only showing BPX-01 can effectively reduce P. acnes bacteria, but that it can do so safely," said Anja Krammer, president of BioPharmX Corporation. "We are excited to further the development of our topical minocycline gel, which rivals oral minocycline in eliminating P. acnes without the adverse side effects and has the potential to make a significant impact in the treatment options available for patients with acne."

Second Quarter Financial Results
For the second quarter ended July 31, 2016, total operating expenses were $5.0 million, compared with total operating expenses of $3.6 million in the prior fiscal year's second quarter. The increase in operating expenses resulted primarily from higher spending for the company's acne drug clinical trials.

Net loss for the second quarter was $5.0 million, or $0.18 per share, compared with a net loss of $3.7 million, or $0.24 per share, during the prior fiscal year's second quarter.

Excluding stock-based compensation expense and amortization of purchased intangible assets, non-GAAP net loss for the second quarter was $4.6 million, or $0.16 per share. During the second quarter of the prior fiscal year, the comparable non-GAAP net loss was $3.4 million, or $0.22 per share.

Cash and cash equivalents as of July 31, 2016 were $0.4 million. After the end of the second quarter, the company raised approximately $3.1 million in capital through private offerings of its common stock and issuing convertible debt.

Conference Call & Webcast
BioPharmX will host a conference call at 4:30 p.m. Eastern Time on Monday, September 12, 2016, to discuss its first quarter financial results. A live webcast of the conference call will be available online on the Investors section of the BioPharmX website at http://www.biopharmx.investorroom.com. You may also access this call through by dialing (866) 652-5200 for domestic callers, or (412) 317-6060 for international callers, and requesting to join the BioPharmX Corporation call.

A telephonic replay of the call will be available through midnight Eastern Time on September 13, 2016. The replay dial-in numbers are (877) 344-7529 for domestic callers and (412) 317-0088 for international callers; reference Conference ID: 10091989. The webcast also will be available on the BioPharmX website for 90 days following completion of the call.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss available to common shareholders, and non-GAAP net loss available to common shareholders per share, that do not include a one-time charge related to the modification of certain warrants, stock-based compensation and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

In the first quarter of fiscal year 2016, BioPharmX Corporation amended certain warrants resulting in a one-time charge. This amount is excluded from its non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. This amount is excluded from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions and strategies, including, but not limited to, statements regarding the safety, efficacy and projected development of BPX-01. These forward-looking statements may be identified by words such as "will," "can," "plan," "expect," "anticipate," "believe," or the negative of these terms, and similar expressions that are intended to identify forward-looking statements.

These forward looking statements involve both known and unknown risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the results and endpoints of the Phase 2a study depending upon whether a per protocol analysis or the intent-to treat approach is used, the commencement, timing and effectiveness of the Phase 2b study, the sufficiency of our resources and our ability to raise additional capital to continue our development programs, our ability to successfully develop and commercialize potential products such as BPX-01, as well as other risks and uncertainties associated with the process of discovering, developing and commercializing drug candidates that are safe and effective for use as human therapeutics. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 31, 2016 and our Quarterly Reports on Form 10-Q. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. All information included in this press release or cited herein is provided only as of the date hereof, and the company undertakes no obligation to publicly update or revise any such statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX is a registered trademark of BioPharmX, Inc.

---TABLES TO FOLLOW---

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2016	2015	2016	2015

Revenues, net	$ 19	$ 5	$ 52	$ 9
Cost of goods sold	17	10	37	19
Gross margin (deficit)	2	(5)	15	(10)

Operating Expenses
Research and development	2,973	1,141	5,146	2,217
Sales and marketing	895	1,307	2,002	2,388
General and administrative	1,169	1,118	2,362	2,144
Total operating expenses	5,037	3,566	9,510	6,749

Loss from operations	(5,035)	(3,571)	(9,495)	(6,759)
Other income (expense)	1	-	2	(436)
Loss before income taxes	(5,034)	(3,571)	(9,493)	(7,195)
Provision for income taxes	-	-	2	-
Net and comprehensive loss	(5,034)	(3,571)	(9,495)	(7,195)

Accretion on Series A convertible redeemable preferred stock	-	(79)	-	(202)
Deemed dividend on Series A convertible redeemable preferred stock	-	(85)	-	(201)
Net loss available to common stockholders	$ (5,034)	$ (3,735)	$ (9,495)	$ (7,598)

Net loss per share
Basic and diluted	($0.18)	($0.24)	($0.35)	($0.56)
Shares used in computing net loss per share
Basic and diluted	28,674	15,443	27,459	13,616

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	July 31,	January 31,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$ 436	$ 4,039
Accounts receivable	1	7
Inventories	112	100
Prepaid expenses and other current assets	475	285
Total current assets	1,024	4,431

Property and equipment, net	204	216
Intangible assets, net	104	119
Other assets	50	85
Total assets	$ 1,382	$ 4,851

Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
Accounts payable	$ 3,416	$ 1,777
Accrued expenses and other current liabilities	1,102	1,020
Total current liabilities	4,518	2,797

Stockholders' (deficit) equity	(3,136)	2,054

Total liabilities and stockholders' (deficit) equity	$ 1,382	$ 4,851

BIOPHARMX CORPORATION
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share Available to Common Stockholders
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		July 31,		July 31,
		2016	2015	2016	2015

GAAP net loss available to common stockholders		$ (5,034)	$ (3,735)	$ (9,495)	$ (7,598)

Expense related to modification of warrants		-	-	-	436
Amortization of purchased intangible assets		8	8	15	15
Stock-based compensation expense
-	Research and development	129	39	205	125
-	Sales and marketing	98	83	182	207
-	General and administrative	197	202	310	292
	Total stock-based compensation expense	424	324	697	624
Total reconciling items		432	332	712	1,075
Non-GAAP net loss available to common stockholders		$ (4,602)	$ (3,403)	$ (8,783)	$ (6,523)

GAAP net loss available to common stockholders per share		$ (0.18)	$ (0.24)	$ (0.35)	$ (0.56)
Reconciling items
-	Expense related to modification of warrants	-	-	-	0.03
-	Amortization of purchased intangible assets	-	-	-	-
-	Stock-based compensation expense	0.02	0.02	0.03	0.05

Non-GAAP net loss per share: basic and diluted		$ (0.16)	$ (0.22)	$ (0.32)	$ (0.48)

Shares used in computing non-GAAP net loss per share
Basic and diluted		28,674	15,443	27,459	13,616

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CONTACT: Media Contact, Nina Brauer, nbrauer@biopharmx.com (650) 889-5030; or Investor Relations, Jeffrey Awalt, investors@biopharmx.com, (713) 825-3565